SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 14, 2003 (March 31, 2003)


                              I-Sector Corporation
             (Exact name of registrant as specified in its charter)



                      Delaware                      0-21479
              (State of Incorporation)      (Commission File Number)


                                   76-0515249
                       (IRS Employer Identification No.)




                             6401 Southwest Freeway
                              Houston, Texas 77074
              (Address of Registrant's principal executive offices)

                                 (713) 795-2000
                    (Registrant's telephone number, including area code)




                                (Not Applicable)
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

The following announcement of earnings for the quarter ended March 31, 2003 was released on May 14, 2003:

I-Sector Reports 1st Quarter Results

HOUSTON,  May 14, 2003  /PRNewswire/  -- I-Sector  Corporation  (Nasdaq:  ISEC -
NEWS), today announced financial results for its first quarter ended March 31, 2002 and provided an update on its outlook for the future.

FINANCIAL RESULTS
First quarter results were approximately in line with what the company announced in its statement of March 31, 2003, in which revenue of approximately $9.3 million to $9.6 million and a net loss in the range of $900,000 to $1.1 million were forecast.

For the company's first quarter ended March 31, 2002:

o Revenue from continuing operations increased 9% to $10.1 million compared to $9.2 million for the corresponding prior year period.
o The net loss from continuing operations before income taxes was $1.1 million compared to a net loss from continuing operations before income taxes of $383,000 for the corresponding prior year period.
o Net loss for the quarter was a loss of $1.1 million for the current period compared to a net income of $805,000 for the corresponding prior year period, which contained an income tax benefit of $1.2 million.
o Earnings per share (basic and diluted) was a net loss of $0.30 for the quarter compared to a net income per share of $0.21 for the corresponding prior year period.

Commenting on the results for the first quarter, James H. Long, President and CEO of the company stated, "As we announced on March 31, 2003, our revenue for the first quarter was negatively impacted by softness related to what we believe was an unwillingness of organizations to proceed with capital expenditures during the period leading up to the Iraq conflict. In addition, we recognized costs during the first quarter related to the startup of our Stratasoft India operation, as well as costs associated with expanding our Valerent business unit. The combination of these costs and lower revenue contributed to an increased net loss for the first quarter, as expected." OUTLOOK The following statements are made by the company and are based upon current expectations. These statements are forward-looking, and actual results may differ materially. The weakness in general economic conditions and the slowdown in corporate information technology spending experienced during the past three years has made firm forecasting of future financial performance more difficult than would otherwise be possible and the visibility for many public companies is somewhat limited at this time as compared to the past. o Our strategy is to produce rapid growth of our subsidiary companies, both through internally generated growth and possibly through selective acquisitions of complementary companies.

o We expect revenue for our second quarter ending June 30, 2003 to grow substantially to approximately $14 million to $15 million. The substantial sequential improvement in revenue is expected to be primarily related to increased revenue in each of our three subsidiary companies, with the most substantial increase at our Internetwork Experts subsidiary. Some of this substantial increase, particularly in our Internetwork Expert and Stratasoft subsidiaries, is expected to be related to a rebound from the constrained spending of the first quarter, during which we believe many customers held off on purchases during the period leading up to the Iraq conflict. In addition, both Valerent and Stratasoft are expected to benefit from the expansion efforts that each has recently made and Internetwork Experts is expected to benefit from its recently announced acquisition of Digital Precision.

o We expect the net loss for the second quarter ending June 30, 2003 to be approximately $400,000 to $600,000. The sequential improvement in the net loss as compared to the first quarter is expected to be primarily related to the expected increase in revenue, somewhat offset by continued costs related to the expansion of all three of our subsidiary companies.
o We expect the per share net loss for the second quarter ending June 30, 2003 to be approximately $0.12 to $0.17 per share.
o        Providing  an outlook  for any period  further  out than the  near-term quarter is more challenging and is subject to a lesser degree of accuracy than our near-term outlook. Based upon our current view of market conditions, our expected sales and marketing efforts and our expected expense structure, our current expectations for our third quarter ending September 30, 2003 are for revenue of approximately $14 million to $18 million with a net loss of approximately $200,000 to $500,000. Looking further out, we currently expect revenue for our fourth quarter ending December 31, 2003, to be roughly in the range of approximately $15 million to $20 million, with net profitability ranging between approximately a net loss of $100,000 to a net profit of $200,000. During 2004 and beyond we generally expect revenue to continue to increase and our operating profitability to continue to improve. Our expected continued revenue improvements are based upon our previous and ongoing expenditures to expand all three of our subsidiary companies as well as an expected improvement in general market conditions.
o The forecasts set forth above are for the current organization and do not include the effect of any future acquisitions. In addition to internally generated growth, we anticipate possibly making selective acquisitions during the next twelve months and beyond that we expect will, if consummated, add additional revenue. There is no guarantee that any other suitable acquisitions will be identified or that any other transactions will be consummated.

Regarding the company's outlook for the future, James H. Long, President and CEO of the company stated, "The sales funnel reports generated by the sales staff of our subsidiary companies, which is our best indication of near-term future outlook for sales, shows a marked improvement in activity for all three of our subsidiary companies. The recently announced acquisition of Digital Precision by Internetwork Experts appears to be integrating well and providing the anticipated positive results. The recent expenditures that we have made to expand our Stratasoft and Valerent subsidiaries is driving sales activity, as both of those business units are showing marked improvements in the level of business activity." SAFE HARBOR STATEMENT The statements contained in this document that are not statements of historical fact, including particularly the statements made in the Outlook section, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors including: o Market and economic conditions o Risks associated with entry into new markets o The ability to attract and retain key management, sales and technical staff o Unforeseen costs and results related to acquiring and integrating new businesses o Catastrophic events o Uncertainties related to rapid changes in the information technology industry o Other risks and uncertainties set forth from time to time in I- Sector's public statements and its most recent annual report on Form 10K and other public reports and filings

o Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements.

The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

ABOUT I-SECTOR CORPORATION

I-Sector Corporation, headquartered in Houston, Texas, owns, operates or invests in companies that are primarily engaged in the area of information technology. Additional information about I-Sector is available on the Internet at WWW.I-SECTOR.COM. For additional information contact:
James H. Long
President and Chief Executive Officer
(713) 795-2000


                                                I-SECTOR CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                          (In thousands, except share and par value amounts)

                                                                            March 31, December 31,
                                                                       2003                  2002
                                                                       ----                  ----
                                                                                (Unaudited)
     ASSETS

     Current assets:

         Cash and cash equivalents                                $        1,989        $       3,491
         Accounts receivable, net                                          6,027                6,525
         Accounts receivable - affiliates                                     77                   99
         Accounts receivable - other                                          32                   57
         Notes receivable                                                    629                  898
         Inventory                                                           868                  781
         Cost and estimated earnings in excess of billings                   908                  709
         Income taxes receivable                                             488                  488
         Other current assets                                                501                  356
                                                                     -----------          -----------
              Total current assets                                        11,519               13,404
     Property and equipment, net                                           1,173                1,115
     Intangible assets                                                     1,114                1,162
     Other assets                                                             43                   70
                                                                     -----------          -----------
     Total                                                        $       13,849        $      15,751
                                                                      ==========          ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

     Current liabilities:
         Current portion of long term debt                        $          108        $         157
         Accounts payable                                                  4,064                4,844
         Billings in excess of cost and estimated earnings                   269                   75
         Accrued expenses                                                  1,929                1,803
         Net liabilities related to discontinued operations                  646                  904
         Deferred service revenue                                             55                   81
                                                                     -----------          -----------
              Total current liabilities                                    7,071                7,864
     Long term debt                                                          228                  247

     Commitments and contingencies
     Stockholders' equity:
         Preferred stock, $.01 par value, 5,000,000 shares
              authorized, no shares issued
         Common stock:
              $.01 par value, 15,000,000 shares authorized,
              4,442,525 and 4,441,325 shares issued at
              March 31, 2003 and December 31, 2002                            44                   44
         Additional paid in capital                                       10,380               10,379
         Treasury stock (811,800 shares, at cost)
              at March 31, 2003 and December 31, 2002                     (1,373)              (1,373)
         Retained earnings                                                (2,501)              (1,410)
                                                                     -----------          -----------
              Total stockholders' equity                                   6,550                7,640
                                                                     -----------          -----------

Total                                                             $       13,849        $      15,751
                                                                   =============         ============


                                              I-SECTOR CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF INCOME
                                       (In thousands, except share and per share amounts)
                                                           (Unaudited)



                                                                  Three Months Ended March 31,

                                                                       2003                  2002
                                                                       ----                  ----

Total revenue                                                     $       10,080        $       9,208
Cost of sales and services                                                 7,805                6,974
                                                                     -----------          -----------
Gross profit                                                               2,275                2,234
Selling, general and administrative expenses                               3,376                2,622
                                                                     -----------          -----------
Operating loss                                                            (1,101)                (388)
Interest and other income                                                     10                    5
                                                                     -----------          -----------
Loss from continuing operations before
     benefit for income taxes                                             (1,091)                (383)
Benefit for income taxes                                                                       (1,182)
                                                                     -----------          ------------
Net income (loss) from continuing operations                              (1,091)                 799
Discontinued Operations:
     Loss on disposal, net of taxes                                                                 6
                                                                     -----------          -----------
Net loss                                                          $       (1,091)       $         805
                                                                     ===========          ===========


Net income (loss) per share:
Basic:
         Net loss from continuing operations                      $        (0.30)       $        0.21
         Loss on disposal, net of taxes                                     0.00                 0.00
                                                                     -----------          -----------
              Net loss per share                                  $        (0.30)       $        0.21
                                                                     ===========          ===========

Diluted:
         Net loss from continuing operations                      $       (0.30)        $        0.21
         Loss on disposal, net of taxes                                    0.00                  0.00
                                                                     -----------          -----------
              Net loss per share                                  $       (0.30)        $        0.21
                                                                     ===========           ===========

Weighted average shares outstanding:
         Basic                                                         3,630,285            3,849,525
                                                                     ===========          ===========
         Diluted                                                       3,630,285            3,849,525
                                                                     ===========          ===========

Three Months Ended March 31, 2003 Compared To Three Months Ended March 31, 2002


         The following table sets forth, for the periods indicated, certain financial data derived from our unaudited consolidated statements of operations for the three months ended March 31, 2003 and 2002. The discussion below relates only to our continuing operations, unless otherwise noted.

                                                                          Three months ended March 31,
                                                                   2003                          2002
                                                                   ----                          ----
                                                           Amount          %             Amount          %
                                                           ------       ------           ------       ------
Revenue
Valerent                                                  $  1,005        10.0          $  1,465        15.9
  INX                                                        7,138        70.8             5,713        62.0
Stratasoft                                                   2,069        20.5             2,171        23.6
Corporate
Elimination                                                   (132)       (1.3)             (141)       (1.5)
                                                           -------      ------           -------      ------
         Total revenue                                      10,080       100.0             9,208       100.0
Gross profit (loss):
Valerent                                                       229        22.8               315        21.5
  INX                                                          778        10.9               585        10.2
Stratasoft                                                   1,268        61.3             1,334        61.4
Corporate                                                        0         N/A                 0         N/A
Elimination                                                      0         0.0                 0         0.0
                                                           -------      ------           -------      ------
         Total gross profit                                  2,275        22.6             2,234        24.3
Selling, general and administrative expenses:
Valerent                                                       560        55.7               653        44.6
  INX                                                          945        13.2               789        13.8
Stratasoft                                                   1,596        77.1             1,011        46.6
Corporate                                                      275         N/A               169         N/A
                                                           -------      ------           -------      ------
         Total selling, general and administrative
         Expenses                                            3,376        33.5             2,622        28.5
Operating loss:
Valerent                                                      (331)      (32.9)             (338)      (23.1)
  INX                                                         (167)       (2.3)             (204)       (3.6)
Stratasoft                                                    (328)      (15.9)              323        14.9
Corporate                                                     (275)        N/A              (169)        N/A
                                                           -------      ------           -------      ------
         Total operating loss                               (1,101)      (10.9)             (388)       (4.2)
Interest and other income                                       10         0.1                 5         0.0
                                                           -------      ------           -------      ------
Loss before benefit for income taxes                        (1,091)      (10.8)             (383)       (4.2)
Benefit for income taxes                                                  (0.0)            1,182        12.8
                                                           -------       -------         -------      ------
Net (loss) income from continuing operations                (1,091)      (10.8)              799         8.6
Discontinued operations:
Gain on disposal                                                           0.0                 6         0.1
                                                           -------      ------           -------      ------
Net (loss) income                                         $ (1,091)      (10.8)         $    805         8.7
                                                           =======      =======          =======      ======
Net (loss) income per share:
Basic:
     Net (loss) income from continuing operations         $  (0.30)                     $   0.21
     Loss on disposal, net of taxes                           0.00                          0.00
                                                           -------                       -------
         Net income (loss) per share                      $  (0.30)                     $   0.21
                                                           =======                       =======

Diluted:
     Net (loss) income from continuing operations         $  (0.30)                     $   0.21
     Loss on disposal, net of taxes                           0.00                          0.00
                                                           -------                       -------
         Net income (loss) per share                      $  (0.30)                     $   0.21
                                                           =======                       =======

                                                            SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2003

                        I-SECTOR CORPORATION


                        By: /s/ JAMES H. LONG
                           --------------------------------
                              James H. Long
                              Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board